Exhibit 4.1


                      SERIES A CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 31, 2003

                                      AMONG

                                RAMP CORPORATION

                                       AND

                       THE PURCHASERS LISTED ON EXHIBIT A


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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I    Purchase and Sale of Preferred Stock..............................1
     Section 1.1     Purchase and Sale of Stock................................1
     Section 1.2     The Conversion Shares.....................................1
     Section 1.3     Purchase Price and Closing................................1
     Section 1.4     Warrants..................................................2

ARTICLE II   Representations and Warranties....................................2
     Section 2.1     Representations and Warranties of the Company.............2
     Section 2.2     Representations and Warranties of the Purchasers..........9

ARTICLE III  Covenants........................................................11
     Section 3.1     Securities Compliance....................................11
     Section 3.2     Registration and Listing.................................11
     Section 3.3     Compliance with Laws.....................................12
     Section 3.4     Keeping of Records and Books of Account..................12
     Section 3.5     Amendments...............................................12
     Section 3.6     Other Agreements.........................................12
     Section 3.7     Future Financings........................................12
     Section 3.8     Reservation of Shares....................................12
     Section 3.9     Transfer Agent Instructions..............................12
     Section 3.10    Form S-3 Eligibility.....................................13
     Section 3.11    Stockholder Approval.....................................13

ARTICLE IV   CONDITIONS.......................................................13
     Section 4.1     Conditions Precedent to the Obligation of
                     the Company to Sell the Shares...........................13
     Section 4.2     Conditions Precedent to the Obligation of the
                     Purchasers to Purchase the Shares........................14

ARTICLE V    Stock Certificate Legend.........................................16
     Section 5.1     Legend...................................................16

ARTICLE VI   Indemnification..................................................17
     Section 6.1     General Indemnity........................................17
     Section 6.2     Indemnification Procedure................................17



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                                TABLE OF CONTENTS
                                -----------------
                                  (continued)
                                                                            PAGE
                                                                            ----


ARTICLE VII  Miscellaneous....................................................18
     Section 7.1     Fees and Expenses........................................18
     Section 7.2     Specific Enforcement, Consent to Jurisdiction............18
     Section 7.3     Entire Agreement; Amendment..............................19
     Section 7.4     Notices..................................................19
     Section 7.5     Waivers..................................................20
     Section 7.6     Headings.................................................20
     Section 7.7     Successors and Assigns...................................20
     Section 7.8     No Third Party Beneficiaries.............................20
     Section 7.9     Governing Law............................................20
     Section 7.10    Survival.................................................21
     Section 7.11    Counterparts.............................................21
     Section 7.12    Publicity................................................21
     Section 7.13    Severability.............................................21
     Section 7.14    Further Assurances.......................................21




                                       ii

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             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of December 31, 2003 by and among Ramp Corporation, a Delaware corporation (the "Company"), and each of the Purchasers of shares of Series A Convertible Preferred Stock of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

     The parties hereto agree as follows:

                                   ARTICLE I

                      PURCHASE AND SALE OF PREFERRED STOCK

          Section 1.1 Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, the number of shares of the Company's Series A Convertible Preferred Stock, par value $1.00 per share (the "Preferred Shares"), at a purchase price of $1,000 per share, set forth opposite such Purchaser's name on Exhibit A hereto, which in the aggregate shall equal 3,000 Preferred Shares. Upon the following terms and conditions, each of the Purchasers shall be issued Series A Warrants, in substantially the form attached hereto as Exhibit B (the "Warrants") to purchase the number of shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") set forth opposite such Purchaser's name on Exhibit A hereto. The aggregate purchase price for the Preferred Shares and the Warrants shall be $3,000,000. The designation, rights, preferences and other terms, conditions and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit C (the "Certificate of Designation"). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

          Section 1.2 The Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of the Warrants then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 120% of its authorized but unissued shares of its Common Stock required to effect the conversion of the Preferred Shares and exercise of the Warrants. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are referred to herein as the "Conversion Shares" and the "Warrant Shares", respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to hereinas the "Shares".

          Section 1.3 Purchase Price, Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement,

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the Purchasers,  severally but not jointly, agree to purchase that number of the
Preferred Shares and Warrants set forth opposite such Purchaser's name on Exhibit A hereto. The aggregate purchase price of the Preferred Shares and Warrants being acquired by each Purchaser is set forth opposite such Purchaser's name on Exhibit A hereto (for each such Purchaser, the "Purchase Price" and for all of the Purchasers collectively, the "Purchase Prices"). The closing under this Agreement (the "Closing") shall occur no later than December 31, 2003 (the "Closing Date") and shall be funded by the Purchasers to the Company for the aggregate purchase price of $3,000,000. The Closing of the purchase and sale of the Preferred Shares and Warrants shall take place at the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 1:00 p.m. (eastern time) upon the satisfaction of each of the conditions set forth in Article IV hereof. Funding with respect to the Closing shall take place by wire transfer of immediately available funds on or prior to the Closing Date.

          Section 1.4 Warrants. The Company agrees to issue to each of the Purchasers Series A-1 Warrants and Series A-2 Warrants (collectively, "Series A Warrants") to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit A hereto. The Purchasers shall be issued Series A-1 Warrants to purchase an aggregate of 2,350,000 shares of Common Stock at Closing. The Series A-1 Warrants shall have an exercise price equal to the closing sale price of the Common Stock on the American Stock Exchange for the trading day immediately prior to the Closing Date, or $0.61 cents per share, and shall be exercised within five (5) years of the Closing Date. The Purchasers shall be issued Series A-2 Warrants to purchase an aggregate of 750,000 shares of Common Stock at Closing. The Series A-2 Warrants shall have an exercise price equal to $0.70 cents per share, and shall be exercised within five (5) years of the Closing Date.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers, except as set forth in the Company's disclosure schedule delivered with this
Agreement:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company's Form 10-K for the year ended December 31, 2002, including the accompanying financial statements (the "Form 10-K"), or in the Company's Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 or September 30, 2003 (collectively, the "Forms 10-Q"), or on Schedule 2.1(a) hereto. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the


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aggregate)  in which the  failure  to be so  qualified  will not have a Material
Adverse Effect (as defined in Section 2.1(c) hereof) on the Company's financial condition.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement"), the Irrevocable Transfer Agent Instructions (as defined in
Section 3.10), the Certificate of Designation, and the Warrants (collectively, the "Transaction Documents") and to issue and sell the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of November 11, 2003 are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock and Series A Convertible Preferred Stock have been duly and validly authorized. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement or on Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth on
Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect on the Company. The Company has furnished or made available to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). For the purposes of this Agreement, "Material Adverse Effect" means any material adverse


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effect  on  the  business,  operations,   properties,  prospects,  or  financial
condition  of the  Company  and its  subsidiaries,  taken as a whole  and/or any
condition,   circumstance,   or  situation  that  would  prohibit  or  otherwise
materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

          (d) Issuance of Shares. The Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for and issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the
Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

          (e) No Conflicts. Except as disclosed on Schedule 2.1(e) hereto, the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or provide a third party with any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing and any registration statement which may be filed with the Commission pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.



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

          (f) Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, since December 31, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission
Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since December 31, 2002. The Company has not provided to the
Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Form 10-K and the Forms 10-Q complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other Federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Forms 10-K and the Form 10-Q contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, setting forth the jurisdiction of its incorporation or organization. The Company owns, directly or indirectly, all of the outstanding capital stock or other equity or ownership interests of such subsidiary. For purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other equity or ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

          (h) No Material Adverse Change. Since September 30, 2003, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 2.1(h) hereto or in the Commission Documents.


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


          (i) No Undisclosed Liabilities. Except as set forth on Schedule 2.1(i) hereto or in the Form 10-K or Forms 10-Q, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since September 30, 2003 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

          (j) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Form 10-K, Forms 10-Q or on Schedule 2.1(j) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any of its subsidiaries or any of their respective properties or assets which could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the Forms 10-K, Form 10-Q or Schedule 2.1(j) hereto, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any of its subsidiaries or any officers or directors of the Company or of its subsidiaries in their capacities as such.

          (k) Compliance with Law. The business of the Company and its subsidiaries has been and is presently being conducted in accordance with all applicable Federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Form 10-K, Forms 10-Q, or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (l) Taxes. Except as set forth in the Form 10-K or in the Forms 10-Q, the Company and each of its subsidiaries has accurately prepared and filed all Federal, state and other material tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and its subsidiaries for all material current taxes and other charges to which the Company or any of its subsidiaries is subject and which are not currently due and payable. None of the Federal income tax returns of the Company or any of its subsidiaries have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether Federal or state) of any nature whatsoever, whether pending or threatened against the Company or any of its subsidiaries for any period, nor of any basis for any such assessment, adjustment or contingency.



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

          (m) Finder's Fees. [Intentionally Omitted].

          (n) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any of its subsidiaries in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (o) Operation of Business. Except as set forth in the Form 10-K, the Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations that are necessary or material for use in connection with their respective businesses as described in the Form 10-K and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received a written notice that any intellectual property rights used by the Company or any subsidiary violates or infringes upon the rights of any other party.

          (p) Material Agreements. Except as set forth in the Form 10-K, Forms 10-Q or on Schedule 2.1(p) hereto, neither the Company nor any of its subsidiaries is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements") if the Company or any of its subsidiaries were registering securities under the Securities Act. Except as set forth on Schedule 2.1(p) or in the Commission Documents, the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. Except as set forth on
Schedule 2.1(p) or in the Commission Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any of its subsidiaries limits or shall limit the payment of dividends on the Company's Preferred Shares or its Common Stock.

          (q) Securities Act of 1933. Based in material part upon the representations the Purchasers herein, the Company has complied and will comply with all applicable Federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares or the Warrants, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares and the Warrants under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares and the Warrants.

          (r) Governmental Approvals. Except as set forth in the Form 10-K or Forms 10-Q, and except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

          (s) Use of Proceeds. The proceeds from the sale of the Preferred Shares will be used by the Company for working capital and general corporate purposes.

          (t) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (u) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(u), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its subsidiaries or by any trade or business, whether or not incorporated, which, together with the Company or any of its subsidiaries, is under common control, as described in Section 414(b) or
(c) of the Code.

          (v) Dilutive Effect. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Certificate of Designation and its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

          (w) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company further acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to construe the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

          (a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation or partnership, as applicable, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable.

          (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Preferred Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, members, or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) Acquisition for Investment. The Purchaser is acquiring the Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution thereof. The Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares or the Warrants to or through any person or entity. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and the Warrants and that it has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

          (e) Status of Purchasers. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

          (f)   Opportunities   for   Additional   Information.   The  Purchaser
acknowledges that, in making its decision to invest in the Company, such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser's personal knowledge of the Company's affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser.

          (g) No General Solicitation. The Purchaser acknowledges that the Preferred Shares and the Warrants were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or
(ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

          (h) Rule 144. The Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (i) General. The Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

          (j) Independent Investment. No Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

                                  ARTICLE III

                                    COVENANTS

     The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

          Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or any subsequent holders.

          Section 3.2 Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the American Stock Exchange or if such listing is no longer available, on another exchange or quotation market or the over-the-counter electronic bulletin board.

          Section 3.3 Compliance with Laws. The Company shall comply, and cause each of its subsidiaries to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

          Section 3.4 Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          Section 3.5 Amendments. The Company shall not amend or waive any provision of its Certificate or Bylaws in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Shares shall not be deemed to materially and adversely affect such rights, preferences or privileges.

          Section 3.6 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any of its subsidiaries under any Transaction Document.

          Section 3.7 Future Financings. [Intentionally Omitted].

          Section 3.8 Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 120% of the aggregate number of shares of Common Stock necessary to provide for the issuance of the Conversion Shares and the Warrant Shares.

          Section 3.9 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants, in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.10 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.10 shall affect in any way each

Purchaser's obligations and agreements set forth in Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.10 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.10, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          Section 3.10 Form S-3 Eligibility. The Company shall meet the requirements for the use of Form S-3 under the Securities Act to register for re-sale the shares of Common Stock pursuant to the Registration Rights Agreement.

          Section 3.11 Stockholder Approval. If required by the rules and regulations of the American Stock Exchange, the Company covenants and agrees to solicit in its Proxy Statement and Notice of Special Meeting stockholder approval to authorize the issuance of shares of Common Stock upon conversion of the Preferred Shares and/or exercise of the Warrants in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to the date hereof.

                                   ARTICLE IV

                                   CONDITIONS

          Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of Each Purchaser's Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Delivery of Purchase Price. The Purchase Price for the Preferred Shares and Warrants has been delivered to the Company on or before each Closing Date.

          (e) Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchasers to the Company.

          (f) No Proceeding or Litigation. No action, suit or proceeding shall have been commenced or investigation threatened by any governmental authority against the Company or any of its subsidiaries seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Preferred Shares and the Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all material respects as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) No Suspension, Etc. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing, trading in securities generally as reported by Bloomberg Financial Markets ("Bloomberg") shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of its subsidiaries, or any of the officers, directors or affiliates of the Company or any of its subsidiaries seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (f)   Certificate   of   Designation   of  Rights   and   Preferences.
Simultaneously with the Closing, the Certificate of Designation in the form of Exhibit C attached hereto shall have been submitted for filing with the Secretary of State of Delaware.

          (g) Opinion of Counsel, Etc. At or immediately following the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit F hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require.

          (h) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

          (i) Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and Warrants being acquired by such Purchaser at the Closing.

          (j) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to such Purchaser (the "Resolutions").

          (k) Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 120% of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares outstanding on the Closing Date and the number of Warrant Shares issuable upon exercise of the number of Warrants assuming such Warrants were granted on the Closing Date (after giving effect to the Preferred Shares and the Warrants to be issued on the Closing Date and assuming all such Preferred Shares and Warrants were fully convertible or exercisable on such date regardless of any limitation on the timing or amount of such conversions or exercises).

          (l)  Transfer  Agent  Instructions.  The  Irrevocable  Transfer  Agent
Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (m) Secretary's Certificate. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (n) Officer's Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

          (o) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

                                   ARTICLE V

                            STOCK CERTIFICATE LEGEND

          Section 5.1 Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

     THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDIX RESOURCES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue certificates representing the Shares without the legend set forth above if at such time, prior to making any transfer of any Shares or Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request, and (x) the Shares have been registered for sale under the Securities Act and the holder is selling such shares and is complying with its prospectus delivery requirement under the Securities Act, (y) the holder is selling such Shares in compliance with the provisions of Rule 144 or (z) the provisions of paragraph (k) of Rule 144 apply to such Shares.

                                   ARTICLE VI

                                 INDEMNIFICATION

          Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser, severally but not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VI shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

          Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                  ARTICLE VII

                                  MISCELLANEOUS

          Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement, the Registration Rights Agreement or the Certificate of Designation, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided that the Company shall pay, at the Closing all actual attorneys' fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers up to a maximum amount of $15,000 in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement and the transactions contemplated thereunder. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Preferred Shares pursuant hereto.

          Section 7.2 Specific Enforcement, Consent to Jurisdiction.

          (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Certificate of Designation or the Registration Rights Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

          (b) Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

          Section 7.3 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents or the Certificate of Designation, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Certificate of Designation unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

          Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

               If to the Company:     Ramp Corporation
                                      The Graybar Building
                                      420 Lexington Avenue
                                      New York, NY 10170
                                      Attention: Mitchell Cohen
                                      Tel. No.:  (212) 697-2509
                                      Fax No.:  (212) _________
               with copies to:        Jenkens & Gilchrist Parker Chapin LLP
                                      The Chrysler Building
                                      405 Lexington Avenue
                                      New York, NY 10174
                                      Attention: Martin Eric Weisberg, Esq.
                                      Tel No.: (212) 704-6000
                                      Fax No.: (212) 704-6288

               If to any Purchaser:   At the address of such Purchaser set
                                      forth on Exhibit A to this Agreement.:

               with copies to:        Krieger & Prager, LLP
                                      39 Broadway, Suite 1440
                                      New York, New York  10006
                                      Attention:  Samuel Krieger, Esq.
                                      Telephone No.:  (212) 363-2900
                                      Facsimile No.:  (212) 363-2999

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

          Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

          Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          Section 7.10 Survival. The representations and warranties of the Company and the Purchasers and those contained in Article II survive the execution and delivery hereof and the Closing until the date three (3) years from the Closing Date, and the agreements and covenants set forth in Articles I, III, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder until the Purchasers in the aggregate beneficially own (determined in accordance with Rule 13d-3 under the Exchange
Act) less than 10% of the total combined voting power of all voting securities then outstanding.

          Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

          Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers, without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          Section 7.13 Severability. The provisions of this Agreement, the Certificate of Designation and the Registration Rights Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement, the Certificate of Designation or the Registration Rights Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, the Certificate of Designation or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

          Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate of Designation, and the Registration Rights Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                      RAMP CORPORATION:


                                      By:_______________________________________
                                         Name:
                                         Title:



                                      CANON VENTURES LIMITED:

                                      By:_______________________________________
                                         Name:
                                         Title:

                                EXHIBIT A TO THE
             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
                              FOR RAMP CORPORATION



NAMES AND ADDRESSES                 NUMBER OF PREFERRED SHARES
OF PURCHASERS                       & WARRANTS PURCHASED                   DOLLAR AMOUNT OF INVESTMENT
-------------------                 --------------------------             ---------------------------
Canon Ventures Limited              Preferred Shares: 3,000                $3,000,000
11 Lamed Hae Street                 Series A-1 Warrants: 2,350,000
Givatayim, Israel                   Series A-2 Warrants::750,000
Attention:  Ms. Michal Cohen
Fax No.:

                                EXHIBIT B TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                                RAMP CORPORATION

                FORM OF SERIES A-1 WARRANT AND SERIES A-2 WARRANT

                                EXHIBIT C TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                                RAMP CORPORATION

                       FORM OF CERTIFICATE OF DESIGNATION

                                EXHIBIT D TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                                RAMP CORPORATION

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                EXHIBIT E TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                                RAMP CORPORATION

                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
                                RAMP CORPORATION



                                                  as of December __, 2003


[Name and address of Transfer Agent]
Attn:  _____________

LADIES AND GENTLEMEN:

     Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of December __, 2003, by and among Ramp Corporation, a Delaware corporation (the "Company"), and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company is issuing to the Purchasers shares of its Series A Convertible Preferred Stock, par value $1.00 per share, (the "PREFERRED SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"). This letter shall serve as our irrevocable authorization and direction to you (subject to Section 3.1(a) of the Purchase Agreement and provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "CONVERSION SHARES") and exercise of the Warrants (the "WARRANT SHARES") to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE
     SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR MEDIX RESOURCES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

     A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

     Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                      Very truly yours,

                                      RAMP CORPORATION

                                      By:_____________________________________
                                         Name:________________________________
                                         Title:_______________________________



ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:    ____________________________
Name:  ____________________________
Title: ____________________________
Date:  ____________________________

                                    EXHIBIT I
                                    ---------

                                RAMP CORPORATION

                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of Ramp Corporation (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of Ramp Corporation a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date of Conversion:                          ______________________________


     Number of Preferred Shares to be converted:  _________

     Stock certificate no(s). of Preferred Shares to be converted: _________

Please confirm the following information:

     Conversion Price:                            ______________________________


     Number of shares of Common Stock
     to be issued:                                ______________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:                                    ______________________________
                                                  ______________________________

     Facsimile Number:                            ______________________________

     Authorization:                               ______________________________
                                                  By:___________________________
                                                  Title:________________________

Dated:

                                   EXHIBIT II

                             FORM OF EXERCISE NOTICE

                                  EXERCISE FORM

                                RAMP CORPORATION

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Ramp Corporation covered by the within Warrant.

Dated: _________________           Signature ___________________________________
                                   Address   _____________________________
                                             _____________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: _________________           Signature ___________________________________
                                   Address   _____________________________
                                             _____________________________


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: _________________           Signature ___________________________________
                                   Address   _____________________________
                                             _____________________________


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_____ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefore in the name of _______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]
Attn:  _____________

               Re: RAMP CORPORATION
                   ---------------

Ladies and Gentlemen:

     We are counsel to Ramp Corporation, a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Series A Convertible Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of December __, 2003, by and among the Company and the purchasers named therein (collectively, the "PURCHASERS") pursuant to which the Company issued to the Purchasers shares of its Series A Convertible Preferred Stock, par value $1.00 per share, (the "PREFERRED SHARES") and warrants (the "WARRANTS") to purchase shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the "REGISTRATION RIGHTS AGREEMENT"), dated as of December __, 2003, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2003, the Company filed a Registration Statement on Form S-3 (File No. 333-________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                      Very truly yours,

                                      [COMPANY COUNSEL]

                                      By:_______________________________________




cc:  [LIST NAMES OF PURCHASERS]

                                EXHIBIT F TO THE
           SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
                                RAMP CORPORATION

                           FORM OF OPINION OF COUNSEL